Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-59396, 333-90382, and 333-125622) pertaining to the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan, Registration Statement (Form S-8 No. 333-35533) pertaining Kos Pharmaceuticals, Inc. 1996 Stock Option Plan and Employee and Consultant Stock Options, Registration Statement (Form S-8 No. 333-70317) pertaining to the Kos Pharmaceuticals, Inc. Employee Stock Purchase Plan, and Registration Statement (Form S-8 No. 333-34121) pertaining to Kos Pharmaceuticals, Inc. Issuance of Shares to Employees, of our reports dated March 10, 2006 with respect to the consolidated financial statements and schedule of Kos Pharmaceuticals, Inc., Kos Pharmaceuticals, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Kos Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2005.
/s/ Ernst & Young
Certified Public Accountants
Ft. Lauderdale, Florida
March 10, 2006